                             SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D. C. 20549

                                          FORM 8-K

                                       CURRENT REPORT

                          Pursuant to Section 13 or 15 (d) of the
                              Securities Exchange Act of 1934

                                     December 28, 2004
                      Date of Report (date of earliest event reported)

                                  COGNIGEN NETWORKS, INC.
                                  -----------------------
                   (Exact name of registrant as specified in its charter)

          Colorado                     0-11730                    84-1089377
    --------------------         -------------------           ----------------
(State or other jurisdiction    (Commission File No.)          I.R.S. Employer
   of incorporation)                                         (Identification No.)

6405 218th Street, SW, Suite 305, Mountlake Terrace, Washington        98403
---------------------------------------------------------------        -----
(Address of principal executive offices)                             (Zip Code)

                                       (425) 329-2300
                                       --------------
                    (Registrant's telephone number, including area code)

                    _____________________N/A___________________________
               (Former name or former address, if changed since last report)

Item 5.03.  Amendments to Articles of Incorporation or Bylaws;  Change in Fiscal
Year.

On December 28, 2004, the Board of Directors  amended Article III,  Section 2 of the Bylaws to delete the last two paragraphs  thereof  because those  paragraphs became  redundant  with the  shareholder  amendment  to Article  III,  Section 2 adopted on December 6, 2004. The Board of Directors also adopted an amendment to the fourth paragraph of Article III, Section 11 to make it clear that only those items outside of a budget  previously  approved by the Board of Directors needed approval by the Executive  Committee or by the Board of Directors.  The Board of
Directors  also adopted a change to the same bylaw to make the President and not the  Chairman of the Board a member of the  Executive  Committee.  Finally,  the
Board of Directors adopted an amendment to Article IV, Section 5 to provide that the Chairman of the Board,  in addition to his or her duties of presiding at all shareholder  and director  meetings,  shall have such  additional  duties as are assigned to him or her by the directors.

Item 9.01. Financial Statements and Exhibits.

     Exhibit 3.      Bylaws as amended through December 28, 2004

                                         SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2004                                  COGNIGEN NETWORKS, INC.

                                                     /s/  Thomas S. Smith
                                                          ---------------
                                                          Thomas S. Smith
                                                          President and Chief
                                                           Executive Officer

                                  EXHIBIT INDEX

      Exhibit 3.     Bylaws as amended through December 28, 2004